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                                                                   EXHIBIT 21.1


                 MONARCH DENTAL CORPORATION AND AFFILIATES

 Monarch Dental Corporation
 Partners Dental Corporation
 Monarch Dental Associates, L.P.
 Monarch Dental Associates (Houston), L.P.
 Monarch Dental Management, Inc.
 Modern Dental Professionals, P.C.
 Monarch Dental Associates (Arkansas), Inc.
 Modern Dental Professionals - Girlinghouse, P.A.
 Modern Dental Professionals - St. Raymond (a Professional Dental Corporation) Monarch Dental Associates (Indiana), Inc.
 Drs. Johnson, Terry and Associates
 Modern Dental Professionals - Indiana, P.C.
 Monarch Dental Associates (Colorado), Inc.
 Modern Dental Professionals - Colorado, P.C.
 Monarch Dental (Press) Associates, L.P.
 Monarch Dental Associates (Midland/Odessa), L.P.
 Monarch Dental Associates (Southwest), Inc.
 Monarch Dental Associates (Dayton), Inc.
 Monarch Dental Associates (Abilene), L.P.
 Monarch Dental Associates (Utah), Inc.
 Monarch Dental Associates (Arizona), L.L.C.
 Modern Dental Professionals - Utah, P.C.
 Modern Dental Professionals - New Mexico, P.C.
 Modern Dental Professionals - Arizona, P.C.
 Modern Dental Professionals - Sternberg, Inc.
 Valley Forge Dental Associates, Inc.
 VFD of Pennsylvania, Inc.
 Monarch Dental Associates (Cleveland), Inc.
 Precise Dental Lab, Inc.
 VFD of Georgia, Inc.
 VFD of Pittsburgh, Inc.
 ProDent, Inc.
 VFD Realty, Inc.
 Valley Forge Dental of Florida, P.A.
 Western Dental Associates, P.C.
 Allan M. Dworkin, D.D.S., (Fredrick), P.C.
 Witkin Dentistry, P.C.
 Horizon Dental Group International, Inc. - Mark B. Sternberg, D.D.S.
 John E. Tiano, D.D.S., P.C.
 Kenneth Tralongo, D.D.S. and Associates, P.C.
 Dworkin and Clemens, D.D.S., P.C.
 Modern Dental Professionals - Philadelphia, P.C.
 Lawrence J. Paul, D.D.S. & Associates, P.A.
 Village at Newtown Dentists, P.C.
 Craig S. Abramowitz, D.D.S. and Associates, P.A.